UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 15, 2007

STAR ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-29323	87-43634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
317 Madison Avenue, New York New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 500-5006

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 of the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On August 15, 2007, the Board of Directors of Star Energy Corporation (the Company) adopted the Star Energy Corporation 2007 Stock Option Plan (the Plan).

        The Plan, which became effective August 15, 2007, is designed to promote the success of the Company and its subsidiaries by providing equity incentives to employees and non-employee directors that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value, and to provide flexibility to the Company and its subsidiaries in their ability to motivate, attract, and retain the services of employees and non-employee directors upon whose judgment, interest, and effort the successful conduct of its operation is largely dependent. The Plan authorizes the granting of non-qualified stock options to employees and non-employee directors. Subject to earlier termination by the Board of Directors, the Plan will terminate on August 14, 2017.

        The Plan provides that, subject to capital adjustments, the maximum number of shares of the Company’s common stock that may be issued under the Plan is 4,000,000 shares. If any award granted terminates, expires or lapses for any reason [other than by virtue of the exercise of the award], or if shares issued pursuant to awards are forfeited for any reason, the shares subject to such award will be available for future awards under the Plan. In addition, if the exercise price for a stock option is paid using previously acquired shares, the number of shares available for future awards under the Plan will be reduced only by the net number of new shares issued upon the exercise of the option. Similarly, if shares are delivered or exchanged by an optionee as full or partial payment of withholding taxes, or if the number of shares otherwise deliverable is reduced for payment of withholding taxes, the number of shares exchanged by or withheld from an optionee shall again be available for future awards under the Plan.

        The entire Board of Directors will serve as the committee to administer the Plan (the Committee). In its capacity as the Committee, the Board has broad authority under the Plan to, among other things, determine the terms and conditions upon which the awards may be made and exercised, determine all terms and provisions of each award agreement, which need not be identical, construe and interpret the award agreements and the Plan, establish, amend, or waive rules or regulations for the Plan’s administration, accelerate the exercisability of any award or the termination of any restrictions imposed under the Plan in connection with any award, and make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

        The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan which is attached as an exhibit hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10(a)	Star Energy Corporation 2007 Stock Option Plan, effective as of August 15, 2007.

10(b)	Star Energy Corporation 2007 Stock Option Plan Form of Non-Qualified Stock Option Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2007	STAR ENERGY CORPORATION By: /s/ Marcus Segal Marcus Segal Chief Financial Officer

EXHIBIT INDEX

Exhibits

10(a)	Star Energy Corporation 2007 Stock Option Plan, effective as of August 15, 2007.

10(b)	Star Energy Corporation 2007 Stock Option Plan Form of Non-Qualified Stock Option Agreement.